Exhibit 10.10

AMENDED AND RESTATED ACTIVISION BLIZZARD, INC.

2008 INCENTIVE PLAN

NOTICE OF RESTRICTED SHARE AWARD

You have been awarded Restricted Shares of Activision Blizzard, Inc. (the “Company”), as follows:

•	Your name:	[_________________________________________________________________________	]

•	Total number of Restricted Share Units awarded:	[___________________________________________	]

•	Date of Grant:	[_______________________________________________________________________	]

•	Grant ID:	[___________________________________________________________________________	]

•	Your Award of Restricted Share Units is governed by the terms and conditions set forth in:

•                 this Notice of Restricted Share Award;

•                 the Restricted Share Award Terms attached hereto as Exhibit A (the “Award Terms”); and

•                 the Company’s Amended and Restated 2008 Incentive Plan, the receipt of a copy of which you hereby acknowledge.

•                 [Your Award of Restricted Shares has been made in connection with your employment agreement with the Company or one of its subsidiaries as a material inducement to your entering into or renewing employment with such entity pursuant to such agreement, and is also governed by any applicable terms and conditions set forth in such agreement.]

•                 Schedule for Lapse of Restrictions1:  Except as otherwise provided under the Award Terms, the Restrictions on the Restricted Shares awarded to you will lapse as follows, provided you remain continuously employed by the Company or one of its subsidiaries through the applicable vesting date:

Schedule for Lapse of Restrictions
Date on which	No. of Restricted Shares
Restrictions Lapse	as to which Restrictions Lapse

First anniversary of [ ]	[ ]
Second anniversary of [ ]	[ ]
Third anniversary of [ ]	[ ]
Fourth anniversary of [ ]	[ ]

1 Revise as needed to reflect the vesting terms of the grant (e.g., any relevant performance conditions).

Fifth anniversary of [ ]	[ ]

•                 Please sign and return to the Company this Notice of Restricted Share Award, which bears an original signature on behalf of the Company.  You are urged to do so promptly.

•                 If you wish to make an election to include the value of the Restricted Shares in your taxable income for the current calendar year, you must complete and sign the Section 83(b) Election Form attached hereto as Exhibit B and both (1) file a copy of it with the Internal Revenue Service Center at which you file your federal income tax return and (2) return a copy of it to the Company, in each case no later than the 30th day after the Date of Grant.

•                 Please return all items to be returned to the Company to:

Activision Blizzard, Inc.
3100 Ocean Park Boulevard
Santa Monica, CA  90405
Attn:  Stock Plan Administration

•                 By accepting the Award, you are deemed to be bound by the terms and conditions set forth in the Amended and Restated 2008 Incentive Plan, this Notice of Restricted Share Award and the Award Terms.

You should retain (1) the enclosed duplicate copy of this Notice of Restricted Share Award for your records and (2) if applicable, two copies of your completed Section 83(b) Election Form, (a) one copy of which should be filed with the Internal Revenue Service Center at which you file your federal income tax return no later than 30th day after the Date of Grant as described above and (b) one copy of which should be submitted with your federal income tax return for the current calendar year.

Any capitalized term used but not otherwise defined herein shall have the meaning ascribed to such term in the Award Terms.

ACTIVISION BLIZZARD, INC.

Humam Sakhnini
Chief Strategy & Talent Officer

Date:

ACCEPTED AND AGREED:

[Name of Grantee]

Date:

2

EXHIBIT A

AMENDED AND RESTATED ACTIVISION BLIZZARD, INC.

2008 INCENTIVE PLAN

RESTRICTED SHARE AWARD TERMS

1.                                    Definitions.

(a)                               For purposes of these Award Terms, the following terms shall have the meanings set forth below:

“Additional Shares” means any additional Common Shares issued in respect of Restricted Shares in connection with any adjustment pursuant to Section 10 hereof.

“Award” means the award described on the Grant Notice.

“Cause” (i) shall have the meaning given to such term in any employment agreement or offer letter between Grantee and any entity in the Company Group in effect at the time of the determination or (ii) if Grantee is not then party to any agreement or offer letter with any entity in the Company Group or any such agreement or offer letter does not contain a definition of “cause,” shall mean a good faith determination by the Company that Grantee (A) engaged in misconduct or gross negligence in the performance of his or her duties or willfully and continuously failed or refused to perform any duties reasonably requested in the course of his or her employment; (B) engaged in fraud, dishonesty, or any other conduct that causes, or has the potential to cause, harm to any entity in the Company Group, including its business reputation or financial condition; (C) violated any lawful directives or policies of the Company Group or any applicable laws, rules or regulations; (D) materially breached his or her employment agreement, proprietary information agreement or confidentiality agreement with any entity in the Company Group; (E) was convicted of, or pled guilty or no contest to, a felony or crime involving dishonesty or moral turpitude; or (F) breached his or her fiduciary duties to the Company Group.

“Common Shares” means the shares of common stock, par value $0.000001 per share, of the Company or any security into which such Common Shares may be changed by reason of any transaction or event of the type referred to in Section 11 hereof.

“Company” means Activision Blizzard, Inc. and any successor thereto.

“Company Group” means the Company and its subsidiaries.

“Company-Sponsored Equity Account” means an account that is created with the Equity Account Administrator in connection with the administration of the Company’s equity plans and programs, including the Plan.

“Date of Grant” means the Date of Grant of the Award set forth on the Grant Notice.

“Employment Violation” means any material breach by Grantee of his or her employment agreement with any entity in the Company Group for so long as the terms of such employment agreement shall apply to Grantee (with any breach of the post-termination obligations contained therein deemed to be material for purposes of this definition).

“Equity Account Administrator” means the brokerage firm utilized by the Company from time to time to create and administer accounts for participants in the Company’s equity plans and programs, including the Plan.

“Exercise Rules and Regulations” means (i) the Securities Act or any comparable federal securities law and all applicable state securities laws, (ii) the requirements of any securities exchange, securities association, market system or quotation system on which Common Shares are then traded or quoted, (iii) any restrictions on transfer imposed by the Company’s certificate of incorporation or bylaws, and (iv) any policy or procedure the Company has adopted with respect to the trading of its securities, in each case as in effect on the date of the intended transaction.

“Grantee” means the recipient of the Award named on the Grant Notice.

“Grant Notice” means the Notice of Restricted Share Award to which these Award Terms are attached as Exhibit A.

“Look-back Period” means, with respect to any Employment Violation by Grantee, the period beginning on the date which is 12 months prior to the date of such Employment Violation by Grantee and ending on the date of computation of the Recapture Amount with respect to such Employment Violation.

“Plan” means the Amended and Restated Activision Blizzard, Inc. 2008 Incentive Plan, as amended from time to time.

“Recapture Amount” means, with respect to any Employment Violation by Grantee, the gross gain realized or unrealized by Grantee upon all lapses of the Restrictions during the Look-back Period with respect to such Employment Violation, which gain shall be calculated as the sum of:

(i)                                  if Grantee has received Vested Shares during such Look-back Period and sold any such Vested Shares, an amount equal to the sum of the sales price for all such Vested Shares; plus

(ii)                              if Grantee has received Vested Shares during such Look-back Period and not sold all such Vested Shares, an amount equal to the product of (A) the greatest of the following: (1) the Market Value per Share of Common Shares on the date the Restrictions lapsed with respect to such Vested Shares, (2) the arithmetic average of the per share closing sales prices of Common Shares as reported on NASDAQ for the 30 trading day period ending on the trading day immediately preceding the date of the Company’s written notice of its exercise of its rights under Section 15 hereof, or (3) the arithmetic average of the per share closing sales prices of Common Shares as reported on NASDAQ for the 30 trading day period ending on the trading day immediately preceding the date of computation, times (B) the number of such Vested Shares which were not sold.

“Restricted Book Entry” means a book entry on the Company’s stock register maintained by its transfer agent and registrar, which book entry shall bear a notation regarding the Restrictions as set forth in Section 17(a) hereof and, if appropriate, a notation regarding securities law restrictions as set forth in Section 17(b) hereof.

“Restricted Shares” means the Common Shares subject to the Award (including any Additional Shares) as to which the Restrictions have not lapsed and which have not been forfeited to the Company in accordance with the Grant Notice and these Award Terms.

“Restrictions” means the restrictions set forth in Section 2 hereof.

“Section 409A” means Section 409A of the Code and the guidance and regulations promulgated thereunder.

“Section 83(b) Election” means an election under Section 83(b) of the Code, or any successor provision thereto, to include the value of the Restricted Shares in taxable income for the calendar year in which the Award is granted.

“Securities Act” means the Securities Act of 1933, as amended.

“Vested Shares” means the Common Shares subject to the Award (including any Additional Shares) as to which the Restrictions have lapsed in accordance with Section 3 or 4 hereof.

“Withholding Taxes” means any taxes, including, but not limited to, social security and Medicare taxes and federal, state and local income taxes, required under any applicable law to be withheld from amounts otherwise payable to Grantee.

(b)                              Any capitalized term used but not otherwise defined herein shall have the meaning ascribed to such term in the Plan.

2.                                    Restrictions.  None of the Common Shares subject to the Award (including any Additional Shares), or any right or privilege pertaining thereto, may be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or encumbered in any way not expressly permitted by these Award Terms, or subjected to execution, attachment or similar process, unless and until such restrictions thereon lapse pursuant to Section 3 or 4 hereof.  Any attempt to sell, assign, transfer, pledge, hypothecate or otherwise dispose of or encumber any such Common Shares, or any right or privilege pertaining thereto, in any way not expressly permitted by these Award Terms before such restrictions thereon lapse pursuant to Section 3 or 4 hereof shall be null and void and of no force and effect.

3.                                    Lapse of Restrictions.  Except as otherwise set forth in these Award Terms, the Restrictions shall lapse in accordance with the “Schedule for Lapse of Restrictions” set forth on the Grant Notice.

4.                                    Termination of Employment.

(a)                               Cause.  In the event that Grantee’s employment is terminated by any entity in the Company Group for Cause, as of the date of such termination of employment the Restrictions shall cease to lapse and all Restricted Shares shall immediately be forfeited to the Company without payment of consideration by the Company.

(b)                              Other.  Unless the Committee determines otherwise, in the event that Grantee’s employment is terminated for any reason other than for Cause, as of the date of such termination of employment the Restrictions shall cease to lapse and all Restricted Shares shall immediately be forfeited to the Company without payment of consideration by the Company.

5.                                    Tax Withholding.  The Company shall have the right to require Grantee to satisfy any Withholding Taxes resulting from the lapse of the Restrictions, from any Section 83(b) Election or otherwise in connection with the Award at the time such Withholding Taxes become due.  The Company shall determine the method or methods Grantee may use to satisfy any Withholding Taxes contemplated by this Section 5, which may include any of the following:  (a) by delivery to the Company of a bank check or certified check or wire transfer of immediately available funds; (b) through the delivery of irrevocable written instructions, in a form acceptable to the Company, that the Company withhold Vested Shares otherwise then deliverable having a value equal to the aggregate amount of the Withholding Taxes (valued in the same manner used in computing the amount of such Withholding Taxes); (c) if securities of the Company of the same class as the Vested Shares are then traded or quoted on a national securities exchange, the Nasdaq Stock Market, Inc. or a national quotation system sponsored by the National Association of Securities Dealers, Inc., through the delivery of irrevocable written instructions, in a form acceptable to the Company, to the Equity Account Administrator (or, with the Company’s consent, such other brokerage firm as may be requested by the Grantee) to sell some or all of the Vested Shares and to thereafter deliver promptly to the Company from the proceeds of such sale an amount in cash equal to the aggregate amount of such Withholding Taxes; or (d) by any combination of (a), (b) and (c) above.  Notwithstanding anything to the contrary contained herein, any entity in the Company Group shall have the right to ensure that all Withholding Taxes contemplated by this Section 5 are satisfied by (i) withholding from Grantee’s compensation, (ii) withholding Vested Shares otherwise then deliverable (in which case Grantee will be deemed to have been issued the full number of Vested Shares), and (iii) arranging for the sale, on Grantee’s behalf, of Vested Shares otherwise then deliverable.  The Company shall have no obligation to deliver any Vested Shares unless and until all Withholding Taxes contemplated by this Section 5 have been satisfied.

6.                                    Deemed Agreement.  By accepting the Award, Grantee is deemed to be bound by the terms and conditions set forth in the Plan, the Grant Notice and these Award Terms.

7.                                    Voting Rights.  The holder of the Restricted Shares shall be entitled to the voting privileges associated therewith.

8.                                    Dividends.  Any cash dividends declared and paid on the Restricted Shares shall be paid to the holder thereof concurrently with the payment of such dividends to all other record holders of Common Shares.

9.                                    Receipt and Delivery; Removal of Restrictions.  Restricted Shares shall be evidenced by a Restricted Book Entry in the name of the holder of the Restricted Shares.  Restricted Shares shall become Vested Shares at such time as the Restrictions thereon lapse in accordance with the Grant Notice and these Award Terms.  As soon as administratively practicable (and, in any event, within 30 days) after the Restrictions on any Restricted Shares lapse, the Company shall cause the resulting Vested Shares to be delivered to a Company-Sponsored Equity Account in the name of the person entitled to such Vested Shares (or, with the Company’s consent, such other brokerage account as may be requested by such person), without any notation regarding the Restrictions as set forth in Section 17(a) hereof ; provided, however, that, in the event such Vested Shares are subject to a legend regarding securities law restrictions as set forth in Section 17(b) hereof, the Company shall instead cause a certificate evidencing such Vested Shares and bearing such legend to be delivered to the person entitled thereto.

10.                            Committee Discretion.  Except as may otherwise be provided in the Plan, the Committee shall have sole discretion to (a) interpret any provision of the Plan, the Grant Notice and these Award Terms, (b) make any determinations necessary or advisable for the administration of the Plan and the Award, and (c) waive any conditions or rights of the Company under the Award, the Grant Notice or these Award Terms.  Without intending to limit the generality or effect of the foregoing, any decision or determination to be made by the Committee pursuant to these Award Terms, including whether to grant or withhold any consent, shall be made by the Committee in its sole and absolute discretion, subject only to the terms of the Plan.  Subject to the terms of the Plan, the Committee may amend the terms of the Award prospectively or retroactively; however, no such amendment may materially and adversely affect the rights of Grantee taken as a whole without Grantee’s consent.  Without intending to limit the generality or effect of the foregoing, the Committee may amend the terms of the Award (i) in recognition of unusual or nonrecurring events (including, without limitation, events described in Section 11 hereof) affecting any entity in the Company Group or any of the Company’s other affiliates or the financial statements of any entity in the Company Group or any of the Company’s other affiliates, (ii) in response to changes in applicable laws, regulations or accounting principles and interpretations thereof, or (iii) to prevent the Award from becoming subject to Section 409A.

11.                            Adjustments.  Notwithstanding anything to the contrary contained herein, pursuant to Section 12 of the Plan, the Committee will make or provide for such adjustments to the Award as are equitably required to prevent dilution or enlargement of the rights of Grantee that otherwise would result from (a) any stock dividend, extraordinary dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any change of control, merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, or issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing.  Moreover, in the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for the Award such alternative consideration (including, without limitation, cash), if any, as it may determine to be equitable in the circumstances and may require in connection therewith the surrender of the Award.

12.                            Registration and Listing.  Notwithstanding anything to the contrary contained herein, the Company shall not be obligated to issue or transfer any Restricted Shares or Vested Shares, and no Restricted Shares or Vested Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or encumbered in any way, unless such transaction is in compliance with all Exercise Rules and Regulations.  The Company is under no obligation to register, qualify or list, or maintain the registration, qualification or listing of, Restricted Shares or Vested Shares with the SEC, any state securities commission or any securities exchange, securities association, market system or quotation system to effect such compliance.  Grantee shall make such representations and furnish such information as may be appropriate to permit the Company, in light of the then existence or non-existence of an effective registration statement under the Securities Act relating to Restricted Shares or Vested Shares, to issue or transfer Restricted Shares or Vested Shares in compliance with the provisions of that or any comparable federal securities law and all applicable state securities laws.  The Company shall have the right, but not the obligation, to register the issuance or transfer of Restricted Shares or Vested Shares or resale of Restricted Shares or Vested Shares under the Securities Act or any comparable federal securities law or applicable state securities law.

13.                            Transferability.  Subject to the terms of the Plan and only with the Company’s consent, Grantee may transfer Restricted Shares for estate planning purposes or pursuant to a domestic relations order; provided, however, that any transferee shall be bound by all of the terms and conditions of the Plan, the Grant Notice and these Award Terms and shall execute an agreement in form and substance satisfactory to the Company in connection with such transfer; and provided, further that Grantee will remain bound by the terms and conditions of the Plan, the Grant Notice and these Award Terms. Except as otherwise permitted under the Plan or this Section 13, the Restricted Shares shall not be transferable by Grantee other than by will or the laws of descent and distribution.

14.                            Employment Violation.  The terms of this Section 14 shall apply to the Restricted Shares if Grantee is or becomes subject to an employment agreement with any entity in the Company Group.  In the event of an Employment Violation, the Company shall have the right to require (a) the forfeiture by Grantee to the Company of any Restricted Shares and (b) payment by Grantee to the Company of the Recapture Amount with respect to such Employment Violation; provided, however, that, in lieu of payment by Grantee to the Company of the Recapture Amount, Grantee, in his or her discretion, may tender to the Company the Vested Shares acquired during the Look-back Period with respect to such Employment Violation (without any consideration from the Company in exchange therefor).  Any such forfeiture of Restricted Shares and payment of the Recapture Amount, as the case may be, shall be in addition to, and not in lieu of, any other right or remedy available to the Company arising out of or in connection with such Employment Violation, including, without limitation, the right to terminate Grantee’s employment if not already terminated and to seek injunctive relief and additional monetary damages.

15.                            Compliance with Applicable Laws and Regulations and Company Policies and Procedures.

(a)                               Grantee is responsible for complying with (i) any federal, state and local taxation laws applicable to Grantee in connection with the Award and (ii) all Exercise Rules and Regulations.

(b)                              The Award is subject to the terms and conditions of any policy requiring or permitting the Company to recover any gains realized by Grantee in connection with the Award, including, without limitation, the Policy on Recoupment of Performance-Based Compensation Related to Certain Financial Restatements.

(c)                               [The Award is subject to the terms and conditions of the Executive Stock Ownership Guidelines and the limitations contained therein on the ability of Grantee to transfer any Vested Shares.]2

16.                            Section 409A.  Payments contemplated with respect to the Award are intended to be exempt from Section 409A, and all provisions of the Plan, the Grant Notice and these Award Terms shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A.  Notwithstanding the foregoing, (a) nothing in the Plan, the Grant Notice and these Award Terms shall guarantee that the Award is not subject to taxes or penalties under Section 409A and (b) if any provision of the Plan, the Grant Notice or these Award Terms would, in the reasonable, good faith judgment of the Company, result or likely result in the imposition on Grantee or any other person of taxes, interest or penalties under Section 409A, the Committee may, in its sole discretion, modify the terms of the Plan, the Grant Notice or these Award Terms, without the consent of Grantee, in the manner that the Committee may reasonably and in good faith determine to be necessary or advisable to avoid the imposition of such taxes, interest or penalties; provided, however, that this Section 13 does not create an obligation on the part of the Committee or the Company to make any such modification, and in no event shall the Company be liable for the payment of or gross up in connection with any taxes, interest or penalties owed by Grantee pursuant to Section 409A.

17.                            Legends.

(a)                               Restrictions.  The Company shall cause any Restricted Book Entry evidencing the Restricted Shares to bear a notation substantially as follows:

“THE SALE OR TRANSFER OF THE SECURITIES REPRESENTED HEREBY, WHETHER VOLUNTARY, INVOLUNTARY OR BY OPERATION OF LAW, IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN THE AMENDED AND RESTATED ACTIVISION BLIZZARD, INC. 2008 INCENTIVE PLAN (THE ‘PLAN’), AND IN THE ASSOCIATED NOTICE OF RESTRICTED SHARE AWARD, INCLUDING THE RESTRICTED

2 Include in agreements memorializing awards to executive officers to which the Executive Stock Ownership Guidelines apply.

SHARE AWARD TERMS ATTACHED THERETO (THE ‘AWARD NOTICE’).  A COPY OF THE PLAN AND AWARD NOTICE MAY BE OBTAINED FROM ACTIVISION BLIZZARD, INC.”

(b)                              Securities Laws.  The Company may, if determined by it based on the advice of counsel to be appropriate, cause any Restricted Book Entry evidencing Restricted Shares or any certificate evidencing Vested Shares to bear a notation or legend, as the case may be, substantially as follows:

“THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ‘ACT’), OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT.”

18.                            No Right to Continued Employment.  Nothing contained in the Grant Notice or these Award Terms shall be construed to confer upon Grantee any right to be continued in the employ of any entity in the Company Group or derogate from any right of any entity in the Company Group to retire, request the resignation of, or discharge Grantee at any time, with or without Cause.

19.                            Severability.  In the event that one or more of the provisions of these Award Terms shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

20.                            Venue and Governing Law.

(a)                               For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by the grant of the Restricted Shares or these Award Terms, the parties submit and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of Los Angeles County, California or the federal courts of the United States for the Central District of California, and no other courts, regardless of where the grant of the Restricted Shares is made and/or to be performed.

(b)                              To the extent that federal law does not otherwise control, the validity, interpretation, performance and enforcement of the Grant Notice and these Award Terms shall be governed by the laws of the State of Delaware, without giving effect to principles of conflicts of laws thereof.

21.                            Successors and Assigns.  The provisions of the Grant Notice and these Award Terms shall be binding upon and inure to the benefit of the Company, its successors and assigns, and Grantee and, to the extent applicable, Grantee’s permitted assigns under Section 13 hereof and Grantee’s estate or beneficiaries as determined by will or the laws of descent and distribution.

22.                            Notices.

(a)                               Any notice or other document which Grantee may be required or permitted to deliver to the Company pursuant to or in connection with the Grant Notice or these Award Terms shall be in writing, and may be delivered personally or by mail, postage prepaid, or overnight courier, addressed to the Company, at its office at 3100 Ocean Park Boulevard, Santa Monica, California 90405, Attn: Stock Plan Administration, or such other address as the Company by notice to Grantee may designate in writing from time to time.  Notices shall be effective upon delivery.

(b)                              Any notice or other document which the Company may be required or permitted to deliver to Grantee pursuant to or in connection with the Grant Notice or these Award Terms shall be in writing, and may be delivered personally or by mail, postage prepaid, or overnight courier, addressed to Grantee at the address shown on any employment agreement or offer letter between Grantee and any entity in the Company Group in effect at the time, or such other address as Grantee by notice to the Company may designate in writing from time to time.  The Company may also, in its sole discretion, deliver any such document to Grantee electronically via an e-mail to Grantee at his or her Company-provided email address or through a notice delivered to such e-mail address that such document is available on a website established and maintained on behalf of the Company or a third party designated by the Company, including, without limitation, the Equity Account Administrator.  Notices shall be effective upon delivery.

23.                            Conflict with Employment Agreement or Plan.  In the event of any conflict between the terms of any employment agreement or offer letter between Grantee and any entity in the Company Group in effect at the time and the terms of the Grant Notice or these Award Terms, the terms of the Grant Notice or these Award Terms, as the case may be, shall control.  In the event of any conflict between the terms of any employment agreement or offer letter between Grantee and any entity in the Company Group in effect at the time, the Grant Notice or these Award Terms and the terms of the Plan, the terms of the Plan shall control.

24.                            Imposition of Other Requirements.  The Company reserves the right to impose other requirements on Grantee’s participation in the Plan, on the Restricted Shares and on any Common Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order facilitate the administration of the Plan, and to require Grantee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

25.                            Waiver.  Grantee acknowledges that a waiver by the Company of a breach of any provision of these Award Terms shall not operate or be construed as a waiver of any other provision of these Award Terms, or of any subsequent breach by Grantee or any other grantee of an equity award from the Company.

EXHIBIT B

AMENDED AND RESTATED ACTIVISION BLIZZARD, INC.

2008 INCENTIVE PLAN

SECTION 83(b) ELECTION FORM

Election to Include Value of Restricted Property in Gross Income
in Year of Transfer under Internal Revenue Code § 83(b)

The undersigned (the “Taxpayer”) hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in gross income as compensation for services the excess (if any) of the fair market value of the property described below over the amount paid for that property:

1.         The name, taxpayer identification number and address of the Taxpayer, and the taxable year for which this election is being made, are:

Taxpayer’s Name:

Taxpayer’s I.D. Number:

Taxpayer’s Address:

Taxable Year:

2.         The property which is the subject of this election is [              ] shares of Common Stock, par value $0.000001 per share, of Activision Blizzard, Inc., a Delaware corporation (the “Company”).

3.         The property was transferred to the Taxpayer on [                        ].

4.         The property is subject to the following restrictions:  The property is subject to transfer restrictions by virtue of an agreement between the Taxpayer and the Company, and the book entry on the Company’s stock register evidencing the property bears a notation to that effect.  Except as otherwise described below, the restrictions on the property will lapse as follows:

Schedule for Lapse of Restrictions

Date on which Restrictions Lapse	Number of Shares as to which Restrictions Lapse

First anniversary of [ ]	[ ]
Second anniversary of [ ]	[ ]
Third anniversary of [ ]	[ ]
[Fourth anniversary of [ ]]	[ ]
[Fifth anniversary of [ ]]	[ ]

Unless the Company decides otherwise, in the event that Taxpayer’s employment is terminated for any reason, as of the date of such termination of employment the restrictions will cease to lapse and all restricted property will immediately be forfeited to the Company without payment of consideration by the Company.

5.         The fair market value of the property at time of transfer (determined without regard to any restriction other than a nonlapse restriction as defined in Section 1.83-3(h) of the Income Tax Regulations) is: $[              ] per share x [              ] shares = $[              ].

6.         For the property transferred, the Taxpayer paid: $0.00 per share x [              ] shares = $0.00.

7.         The amount to include in gross income is $[              ] (i.e., the amount reported in Item 5 minus the amount reported in Item 6).

The undersigned will file this election with the Internal Revenue Service office with which the undersigned files his or her annual income tax return not later than 30 days after the date of transfer of the property.  A copy of the election also will be furnished to the person for whom the services were performed.  Additionally, the undersigned will include a copy of the election with his or her income tax return for the taxable year in which the property is transferred.  The undersigned is the person performing the services in connection with which the property was transferred.

Dated:
Signature of Taxpayer

B-2

Instructions for Section 83(b) Election Form

1.                                    The form must be filed with the Internal Revenue Service Center (or other IRS office) at which the Taxpayer files his or her federal income tax return and with the Company, in each case no later than the 30th day after the date of grant set forth on the Notice of Restricted Share Award to which this Section 83(b) Election Form is attached as Exhibit B.

2.                                    In addition, the Taxpayer must submit one copy of the form with his or her federal income tax return for the year in which the date of grant occurred.

3.                                    The Section 83(b) election, once made, is irrevocable, unless the Internal Revenue Service consents to the revocation.

4.                                    The Taxpayer must sign the form.

B-3